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                                                                EXHIBIT 99(b)
                                                                    PROXY

                                 BAYBANKS, INC.

                  ANNUAL MEETING OF STOCKHOLDERS APRIL 25, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints John A. Cervieri Jr., Thomas R. Piper, and Glenn P. Strehle, and each of them, with full power of substitution to each, proxies to represent the undersigned at the Annual Meeting of Stockholders of BayBanks, Inc. to be held at the offices of BayBank Systems, Inc., One BayBank Technology Place, Waltham, Massachusetts at 10:00 A.M. on April 25, 1996, and at any adjournment thereof, and to vote as designated on the reverse all shares of stock of BayBanks, Inc. that the undersigned would be entitled to vote at said meeting. A majority of said proxies present and acting at the meeting (or, if only one shall be present and acting, then that one) may exercise all the powers granted hereby. SAID PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                                                    SEE REVERSE
                                                                        SIDE
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/X/   PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. APPROVAL OF MERGER

Approval of Agreement and Plan of Merger between Bank of Boston Corporation, Boston Merger Corp., and Baybanks, Inc. dated as of December 12, 1995, and each of the transactions contemplated thereby.

          FOR         AGAINST       ABSTAIN
          / /           / /           / /

2. ELECTION OF DIRECTORS

NOMINEES:  John A. Cervieri Jr., Donald L. Isaacs, Arlene A. McNamee

         FOR          WITHHELD
         / /             / /

                            / /
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For all nominees except as noted above

Each stockholder should specify by a mark in the appropriate box how he wishes his shares voted.

IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND FOR THE ELECTION OF THE ABOVE DIRECTORS.

                 MARK HERE
                 FOR ADDRESS      / /
                 CHANGE AND
                 NOTE AT LEFT

                            Please sign, date, and return by April 25, 1996. If signing as attorney or for an estate, trust or corporation, title or capacity should be stated.

                            Signature:                        Date
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                            Signature:                        Date
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